POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life and Annuity Company (the “Company”), a Colorado company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, Alfred Ayensu-Ghartey and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, as well as, any future separate account(s), registration statements, and/or future file number(s) that the Company establishes through which securities, particularly variable annuity contracts, variable universal life insurance policies, registered index-linked annuity contracts, or other registered annuity contracts are to be offered for sale, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are in connection with the novation and assumption reinsurance transactions and include the registration statements listed below:

Separate Account No. 49B (811-)

PRODUCT NAME:

Accumulator® (2002, 2004, 2006, 2006-JS, 2007, 8.0 Series and 9.0 Series)

Accumulator® Elite (2002, 2004, 2006, 2006-JS, 2007, 8.0 Series and 9.0 Series)

Accumulator® Plus (2002, 2004, 2006, 2006-JS, 2007, 8.0 Series and 9.0 Series)

Accumulator® Select (2002, 2004, 2006, 2006-JS, 2007, 8.0 Series and 9.0 Series)

Accumulator® Series 11.0

Accumulator® Series 13.0

Accumulator® Series 13A

N-4 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

This instrument may be executed in one or more counterparts.

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title

9/18/2023	/s/ David Karr David Karr	Director

9/14/2023	/s/ Nicholas B. Lane Nicholas B. Lane	Director

Date	Signature	Title

9/24/2023	/s/ Meredith Ratajczak Meredith Ratajczak	Director

9/14/2023	/s/ Robin M. Raju Robin M. Raju	Director

9/14/2023	/s/ Julia Zhang Yun (“Julia”) Zhang	Director and Chief Financial Officer

9/14/2023	/s/ William Eckert William Eckert	Chief Accounting Officer